Exhibit 10.7
Term Loan Agreement

Party A (hereinafter referred to as the “Lender”): Tianjin Tianshi Biological Development Co., Ltd.

Party B (hereinafter referred to as the “Borrower”): Tianjin Tianshi Biological Engineering Co., Ltd.

The Lender and the Borrower have reached and signed a loan agreement which should be observed by both parties.

The Borrower agrees to pay interest on the balance, as of June 30, 2007, of the Lender’s Other Receivables-related parties that originated from the Borrower and were transferred from the Lender’s Accounts Receivable - related parties. The related terms are stipulated as follows:

1.	The amount of the loan: RMB 64,626,823 (US$ 8,498,427);
2.	The term of the loan agreement: from July 1, 2007 to September 30, 2007;
3.	The type of the loan: short-term loan;
4.	The interest of the loan: at a rate for the same level and same period of loan stipulated by the People’s Bank of China on July 1, 2007 (5.85%);
5.
With approval from the Lender, the Borrower can pay off the loan before September 30, 2007. The interest of the loan shall be calculated until the day on which the principal of the loan is repaid, and no fine shall be imposed on the Borrower for advancing the repayment of the loan.

The Lender:	The Borrower:
Tianjin Tianshi Biological Development Co., Ltd	Tianjin Tianshi Biological Engineering Co., Ltd
[COMPANY SEAL AFFIXED]	[COMPANY SEAL AFFIXED]

By: /s/ Jinyuan Li	By: /s/ Baolan Li
Jinyuan Li	Baolan Li

Title: General Manager July 23, 2007	Title: Director July 23, 2007